Exhibit 10.6

This instrument and the indebtedness, rights and obligations evidenced hereby and any liens or other security interests securing such rights and obligations are subordinate in the manner and to the extent set forth in that certain Subordination Agreement (as amended, restated, supplemented or modified from time to time, the “Subordination Agreement”) dated as of June 25, 2013, by and among the Subordinated Creditor identified therein and General Electric Capital Corporation in its capacity as agent for certain lenders (together with its successors and assigns, “Senior Creditor Agent”), to certain indebtedness, rights, and obligations of Navidea Biopharmaceuticals, Inc. to Senior Creditor Agent and Senior Creditor (as defined therein) and liens and security interests of Senior Creditor Agent securing the same all as described in the Subordination Agreement; and each holder and transferee of this instrument, by its acceptance hereof, irrevocably agrees to be bound by the provisions of the Subordination Agreement.

AMENDED AND RESTATED PROMISSORY NOTE

(Term Loan Facility)

$35,000,000.00	Dublin, Ohio
Date of Original Issuance: July 25, 2012
Date of Amendment and Restatement: June 25, 2013

FOR VALUE RECEIVED, Navidea biopharmaceuticals, inc., a Delaware corporation (the “Borrower”), with its principal place of business at 425 Metro Place North, Dublin, Ohio 43107, promises to pay to the order of PLATINUM-MONTAUR LIFE SCIENCES LLC (together with any successors or assigns, the “Lender”) at the office of the Lender, 152 West 57th Street, New York, New York 10019, the sum of THIRTY FIVE MILLION DOLLARS and zero cents ($35,000,000.00), or, if less, the amount of all Draws advanced (and not hereafter repaid) by the Lender pursuant to the Loan Agreement, dated on or about the date hereof, between the Borrower and the Lender (as amended, supplemented or modified, the “Loan Agreement”), together with interest on the unpaid balance and all other charges, as provided below. This Note evidences the Term Loan Facility made under and pursuant to the Loan Agreement; capitalized terms used herein and not otherwise defined shall have the respective meanings given in the Loan Agreement.

Interest will accrue on the unpaid balance of each Draw at the Applicable Rate. All interest accruing on each Draw shall be due and payable as set forth in Section 2.2(b) of the Loan Agreement. The principal sum of each Draw shall be due and payable as set forth in Section 2.2(c) of the Loan Agreement.

If any payment hereunder is due on a day that is not a Business Day, such payment shall be due and payable on the next Business Day.

Payments; Prepayments. All payments hereunder shall be made by the Borrower to the Lender in United States currency at the Lender’s address specified above (or at such other address as the Lender may specify), in immediately available funds, on the due date thereof. Payments received by the Lender prior to the occurrence of an Event of Default will be applied: first to accrued interest; second to outstanding principal; and third to fees, expenses and other amounts due hereunder (excluding principal and interest); after the occurrence of an Event of Default, payments will be applied to the obligations under this Note as the Lender determines in its sole discretion. Any prepayments of principal made by the Borrower shall be applied to installments of principal in the inverse order of the date on which they become due. Amounts repaid with respect to the Term Loan Facility may not be reborrowed.

Upon the occurrence of any Event of Default, Draws shall, to the extent not prohibited under applicable law, bear interest at the Default Rate.

Late Payment Charge. If a payment of principal or interest hereunder is not made within ten (10) business days of its due date, the Borrower will pay on demand a late payment charge equal to 5% of the amount of such late payment. Nothing in the preceding sentence shall affect the Lender’s right to accelerate the maturity of this Note upon an Event of Default.

Default. The occurrence of any of the following events shall constitute an “Event of Default” hereunder:

(a)	a default in the payment when due of the principal of or interest on this Note; or

(b)	any Event of Default under and as defined in the Loan Agreement.

Remedies. Upon an Event of Default, or at any time thereafter, at the option of the Lender, all Obligations shall become immediately due and payable without notice or demand and the Lender shall then have in any jurisdiction where enforcement hereof is sought all other rights and remedies provided by agreement or at law or in equity. All rights and remedies of the Lender are cumulative and are not exclusive of any rights or remedies provided by laws or any other agreement, and may be exercised separately or concurrently.

Waiver; Amendment. No delay or omission on the part of the Lender in exercising any right hereunder shall operate as a waiver of such right or of any other right under this Note. No waiver of any right contained in, consent to any departure from, or amendment to any provision contained in this Note shall be effective unless in writing and signed by the Lender, nor shall a waiver on one occasion be construed as a waiver of any such right on any future occasion. Without limiting the generality of the foregoing, the acceptance by the Lender of any late payment shall not be deemed to be a waiver of the Event of Default arising as a consequence thereof. Except as otherwise set forth in the Loan Agreement, the Borrower waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note, and assents to any extensions or postponements of the time of payment or any and all other indulgences under this Note, or to any and all additions or releases of any other parties or persons primarily or secondarily liable under this Note, which from time to time be granted by the Lender in connection herewith regardless of the number or period of any extensions.

Taxes. The Borrower agrees to indemnify the Lender from and hold it harmless from and against any transfer taxes, documentary taxes, assessments or charges made by any Governmental Authority by reason of the execution, delivery, and performance of this Note; provided, however, the foregoing shall not obligate the Borrower to indemnify or hold harmless the Lender for any taxes imposed on or measured by the overall net income of Lender by any Governmental Authority.

Lender Records. The entries on the records of the Lender (including any appearing on this Note) shall be prima facie evidence of the aggregate principal amount outstanding under this Note and interest accrued thereon.

Severability; Authorization to Complete; Paragraph Headings. If any provision of this Note shall be invalid, illegal or unenforceable, such provision shall be severable from the remainder of this Note and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. Paragraph headings are for the convenience of reference only and are not a part of this Note and shall not affect its interpretation.

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Certain References. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the person, persons, entity or entities may require. The terms “herein,” “hereof” or “hereunder” or similar terms used in this Note refer to this entire Note and not only to the particular provision in which the term is used.

Assignments. Neither this Note nor the proceeds hereof shall be assignable by the Borrower without the Lender’s prior written consent, and any attempted assignment without the Lender’s prior written consent shall create a default under this Note. Subject to the terms and conditions of Section 8.3 of the Loan Agreement, this Note and any other Loan Document may be assigned, in whole or in part, by the Lender and its successors or assigns.

Amendment and Restatement. This Note amends and restates the Promissory Note (Term Note Facility) dated July 25, 2012 made by Borrower in favor of the Lender in the original principal amount of up to $35,000,000. This Note is issued in exchange for (and not in discharge of the indebtedness evidenced by) the Prior Note.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Borrower has caused this Note to be duly executed and delivered as of the date first above written.

IN THE PRESENCE OF:	NAVIDEA BIOPHARMACEUTICALS, INC.

/s/ Heather Killian	By:	/s/ Brent L. Larson
Witness	Name: Brent L. Larson
Title: EVP, CFO, Treasurer and Secretary

[Promissory Note]